UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 30, 2022
Amalgamated Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40136	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
275 Seventh Avenue, New York, New York 10001
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 895-8988
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2022, Amalgamated Financial Corp. (the “Corporation”), the holding company for Amalgamated Bank (the “Bank”), entered into employment agreements with the following executive officers of the Corporation and the Bank: (1) Jason Darby, Senior Executive Vice President, Chief Financial Officer, (ii) Sam Brown, Executive Vice President, Chief Banking Officer (iii) Sean Searby, Executive Vice President, Chief Operations Officer, and (iv) Mandy Tenner, Executive Vice President, General Counsel. References to the Corporation in this Current Report on Form 8-K also include the Bank and all other subsidiaries of the Corporation and the Bank.

Each employment agreement has an initial term of three years that automatically extends for additional one-year terms; provided that, the Corporation must give notice of its intention to terminate at least 60 days before the end of the current term.

Under their respective employment agreements, initial annual base salaries are $420,000 for Mr. Darby; $352,000 for Mr. Brown; $342,000 for Mr. Searby; and $330,000 for Ms. Tenner. In addition, (i) each executive officer is eligible to receive an annual bonus, under the Corporation’s annual incentive plan, targeted at 50% of his base salary for Mr. Darby, 75% for Mr. Brown, 40% for Mr. Searby and 40% for Ms. Tenner, based on the achievement of performance metrics established by the Corporation’s Board of Directors (the “Annual Bonus Target”), and (ii) each executive officer is entitled to equity-based incentive compensation under the Corporation’s equity incentive plans, with the target value of any such annual awards to be equal to 50% of his base salary for Mr. Darby, 50% for Mr. Brown, 40% for Mr. Searby and 40% for Ms. Tenner. The executive officers are also entitled to participate in applicable employee benefit plans and perquisite programs of the Corporation, which are generally available to other senior executives.

Each executive officer also received, on August 24, 2022, an award of time-vesting restricted stock units with a value equal to that officer’s initial annual base salary. [The awards were granted in accordance with the Corporation's 2021 Equity Incentive Plan. and they will vest in equal installments on the first, second and third anniversaries of each employment agreement's effective date, based on the officer's continued employment.]

Under each employment agreement, if an executive officer’s employment is terminated without “cause” by the Corporation, by the Corporation’s nonrenewal of the then-current term of the agreement, or for “good reason” by the officer, the officer is entitled to receive, subject to execution of a release agreement, an amount equal to the sum of (i) 12 months of base salary, (ii) an amount equal to the Annual Bonus Target in effect for the fiscal year in which the date of such termination occurs, and (iii) an amount equal to the Annual Bonus Target in effect for the fiscal year in which employment terminates (pro rated for the portion of the fiscal year before termination), with the sum payable in 12 equal monthly installments. The Corporation will also pay, or reimburse the officer, for their COBRA premiums for a period of 12 months.

Under each employment agreement, if (i) an executive officer’s employment is terminated without “cause” by the Corporation, by the Corporation’s nonrenewal of the then-current term of the agreement, or for “good reason” by the officer (each as defined in the agreement), within 12 months following a “change in control” of the Corporation or (ii) an executive officer’s employment is terminated without “cause” other than due to “disability” within 90 days prior to a “change in control” of the Corporation because the officer can reasonably demonstrate the eventual acquirer requested such termination, then in each case, the officer will be entitled to an amount equal to the sum of (i) 21 months of base salary and (ii) an amount equal to 175% of the Annual Bonus Target in effect for the fiscal year in which the date of such termination occurs, payable in 21 equal monthly installments.

Under each employment agreement, if an executive officer’s employment is terminated for “cause,” due to an election not to renew the then-current term of the agreement, by the officer without “good reason,” or due to death or “disability,” the officer is not entitled to any of the severance benefits described in the preceding paragraphs.

Each employment agreement does not include any excise tax gross ups; however, if any of the payments or benefits provided for under an employment agreement or otherwise payable to an executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the officer would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the officer.

Each employment agreement also requires that the executive officer keep the Corporation’s information confidential. In addition, the officer is subject to provisions related to non-competition and non-solicitation of customers and employees for the longer of (i) 12-months following termination of employment or (ii) the severance payment period.

The above summary description of each employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that employment agreement, with terms in quotations as defined in the agreement. The employment agreements are each filed as an exhibit to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated August 24, 2022, between Amalgamated Financial Corp. and Sean Searby
10.2	Employment Agreement, dated August 24, 2022, between Amalgamated Financial Corp. and Jason Darby
10.3	Employment Agreement, dated August 24, 2022, between Amalgamated Financial Corp. and Sam Brown
10.4	Employment Agreement, dated August 24, 2022, between Amalgamated Financial Corp. and Mandy Tenner
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED FINANCIAL CORP.

	By:	/s/ Priscilla Sims Brown
	Name:	Priscilla Sims Brown
	Title:	Chief Executive Officer

Date: August 30, 2022

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